Auditor's Report

1.       AUDITED COMPANY
         ---------------

         Prvni severozapadni teplarenska
         stock corporation
         Komorany u Mostu
         Company Identification Number:  46708197

2.       PERIOD OF THE FINANCIAL STATEMENT
         ---------------------------------

         The  period of 1 January 1999 to 31 December 1999 was audited.

3.       SUBJECT AND PURPOSE OF THE AUDIT
         --------------------------------

         We audited 1999 financial statements and the 1999 Annual Report.

         The purpose of our audit is to find out:

         - whether the data in the financial statements and the Annual Report give a true and fair view of the assets and liabilities, difference between the assets and liabilities, financial position and results of the financial results;

         - whether the accounting records are maintained in a complete, supportable and correct way;

         - whether the annex to the financial statements includes information demonstrating important events that occurred in the period of the financial statement date to the compilation of this report and information on an assumption of an indefinite duration of the accounting unit if it is jeopardized in any manner.

         The stocktaking systems of tangible and intangible fixed assets were examined as far as documentation of their results is concerned. At the same time, the stocktaking process itself and the system of the stocktaking organization were reviewed through a direct check of selected items.


4.       RESPONSIBILITY DEFINITION
         -------------------------

         The statutory body of the audited company is responsible for keeping complete, supportable and correct accounting records. The auditor is obliged to draw up a report based on the conducted audit and to express his opinion as to the company financial statements. The auditor shall verify information proving data in the financial statements.

         We conducted our audit in accordance with the Act on Auditors and the Chamber of Auditors of the Czech Republic and the auditing guidelines issued by the Chamber of Auditors.

         With regard to the nature of the financial statements, we planned and executed our audit to obtain reasonable assurance about whether the financial statements are free of material misstatements whether caused by mistake, deliberately or on different grounds.

         The audit is conducted on a test basis and in accordance with a principle of the accounting data significance and is focused on a verification of completeness and conclusive evidence of the data and information in the financial statements, the correctness of the financial statement operations and the adequateness of the applied accounting methods. The auditor also reviews important estimates and decisions of the accounting unit management that have an impact on the financial statements and its whole presentation.

         Our audit provides a reasonable basis for our opinion regarding the financial statements.

5.       AUDITOR'S STATEMENT
         -------------------

         We have undertaken an audit of the 1999 financial statements and the 1999 Annual Report, and the found-out data allow us to make the following conclusion:

         In our opinion, the financial statements of the audited company were drawn up in the prescribed extent and on the basis of data in the accounting that is kept in accordance with valid laws and regulations.

         The audited financial statements, in all their essential aspects, present fairly the assets, liabilities, equity as to 31 December 1999, the financial position and economic results of the company in the said period in accordance with the relevant legislation. That is why we issue this statement

                       w i t h o u t     q u a l i f i c a t i o n s.

Most, March 24, 2000

Audited by:                  MK Audit, v.o.s.
                             auditor - license No. 113

                             Statutory auditor
                             Ing. Rudolf Mrnka




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

                                      PSZT
                                  BALANCE SHEET

                                                        12/31/1999           12/31/1998
                                                        ----------           ----------

                                                                   (CZK 000's)
                                                        ---------------------------------

Total Assets                                             5,369,011            5,033,764

         Stock Subscriptions
           Receivable                                            -                    -

         Intangible and Tangible
           Assets and Investments                        4,840,790            4,641,214

         Intangible Assets                                     325                  887
         Tangible Assets                                 4,840,339            4,640,207
         Financial Investment                                  126                  120

         Current Assets                                    441,740              390,574

         Inventory                                          69,124               56,244
         Long-term Receivables                                 175                  175
         Short-term Receivables                            166,633              296,402
         Financial Accounts                                205,808               37,753

         Other Assets                                       86,481                1,976

         Temporary Accounts of Assets                       86,274                1,930
         Contingencies - Gain                                  207                   46

Total Shareholders' Equity and
  Liabilities                                            5,369,011            5,033,764

         Shareholders' equity                            2,374,145            2,237,283

         Registered Capital                              1,006,309            1,006,309
         Capital Funds                                         169                  169
         Funds Created From Profit                         160,952              142,667
         Retained Earnings                               1,067,855              733,146
         Profit and Loss of
          Current Accounting Period                        138,860              354,992

         Liabilities                                     2,973,985            2,766,333

         Reserves                                           43,228               82,635
         Long-term Liabilities                                   -              300,000
         Short-term Liabilities                          1,334,833              787,774
         Bank Loans and Short-term
          Notes                                          1,595,924            1,595,924


     Other Liabilities -
         Temporary Accounts of
         Liabilities                                        20,881               30,148

         Accruals                                                -               22,544
         Contingencies-Loss                                 20,881                7,604





                                      PSZT
                            PROFIT AND LOSS STATEMENT

                                                                  12/31/1999                  12/31/1998
                                                                  ----------                  ----------

                                                                               (CZK 000's)
                                                                  --------------------------------------

         Operation                                                2,247,940                      2,204,769
          Revenues from Finished Products
           and Services                                           2,247,192                      2,204,300
          Capitalization                                                748                            469
         Consumption from Operation                               1,446,426                      1,050,771

         Value Added                                                801,514                      1,153,998

         Personnel Expenses (-)                                     147,837                        151,416
         Taxes and Fees (-)                                           1,197                          1,076
         Amortization of Intangibles and
          Depreciation of Tangibles (-)                             244,136                        206,700
         Revenues from Intang. and Tang.
          Assets and Materials Sold (+)                              52,202                         58,519
         Net Book Value of Intangibles,
          Tangibles and Material Sold (-)                            43,045                         48,019
         Reversal of Reserves and Prepaid
          Expenses (+)                                               38,964                         86,916
         Creation of Reserves and Prepaid
          Expenses (-)                                                    -                         17,584
         Reversal of Provisions (+)                                     525                         15,237
         Creation of Provisions (-)                                   1,142                         10,577
         Other Operational Revenues (+)                                 100                          2,021
         Other Operational Expenses (-)                              65,977                        411,321

         Net Operating Results (A)                                  389,971                        469,998

         Reversal of Financial Reserves (+)                             443                         71,879
         Creation of Financial Reserves (-)                               -                       (115,115)
         Interest Revenues (+)                                       16,667                          4,227
         Interest Expenses (-)                                      187,462                        163,068
         Other Financial Revenues (+)                                 5,840                        130,811
         Other Financial Expenses (-)                                 1,136                        228,384

         Net Result from Financial
          Activities (B)                                           (165,648)                       (69,420)

         Income Taxes on Normal Activity (C)                         89,175                         45,988

         Net Result After Taxes from
          Normal Activities (A+B-C=D)                               135,148                        354,590

         Extraordinary Revenues (+)                                   4,010                          1,652
         Extraordinary Expenses (-)                                     298                          1,250
         Income Tax on Extraordinary
          Activity (-)                                                    -                              -

         Net Result from Extraordinary
          Activities (E)                                              3,712                            402

         Net Income (Net Loss) for the
          Accounting Period (D+E)                                   138,860                        354,992


                                      PSZT

                                    CASH FLOW

                                                         December 31, 1999
                                                         -----------------

Cash and Cash Equivalents at the Beginning
  of the Accounting Period (A)                              37,753,081.21

Profit/Loss from Normal Activity Before Taxes (B)          224,323,571.27

Adjustments by Non-cash Transactions (C)                   282,158,485.09
  Depreciation of Fixed Assets (+)                         244,573,431.95
  Change in Provisions, Reserves and Change in
    Prepayments and Accruals                              (132,591,434.06)
  (Profit) Loss from Sale of Fixed Assets (+/-)               (618,484.27)
  Interest Expense (+)                                     170,794,971.47

Net Cash Flow from Operational Activity Before
  Taxes and Before Changes in Working Capital
  and Extraordinary Items (B+C=D)                          506,482,056.36

Change in Working Capital (E)                               62,246,877.27
  Change in Receivables from Operational Activities (+/-) 135,445,814.90 Change in Short-term Payables from Operational
    Activities (+/-)                                       (59,418,352.28)
  Change in Inventories Balance (+/-)                      (13,780,585.35)

Net Cash Flow from Operational Activity Before
  Taxes and Extraordinary Items (D+E=F)                    568,728,933.63

Interest Paid (-)                                         (187,462,063.82)
Interest Received (+)                                       16,667,092.35
Revenues and Expenses Related to Extraordinary Items         3,712,044.90

Net Cash Flow from Operational Activity (G)                401,646,007.06

Fixed Asset Acquisition                                   (444,103,271.88)
Sale of Fixed Assets                                           997,605.20
Net Cash Flow from Investment Activity (H)                (444,105,666.68)

Change in Long-term and Short-term Liabilities             211,513,400.00
Impact of Changes in Equity                                 (1,998,956.06)
  Direct Payments Debited to Funds (-)                      (1,818,956.06)
  Paid-out Dividends and Profit Shares (-)                    (180,000.00)
Dividends and Profit Shares Received (+)                                -

Net Cash Flow from Financial Activity (I)                  209,514,443.94

Net Increase/Decrease in Cash (G+H+I=J)                    168,054,784.32

Cash and Cash Equivalents at the End of the
  Accounting Period (A+J)                                  205,807,865.53